United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2016

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The information attached as Exhibit 99.1 to this report for OXiGENE, Inc. (the “Company”), relating to the Company and its development programs, may be presented from time to time by the Company at various investor and analyst meetings.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	OXiGENE,Inc. Corporate Overview, as of January 11, 2016

By filing this report, including the information contained in Exhibit 99.1 attached hereto, the Company makes no admission as to the materiality of any information in this report. The information contained in Exhibit 99.1 hereto is summary information that is intended to be considered in the context of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed on March 30, 2015, Quarterly Report on Form 10-Q filed on November 12, 2015, and other public announcements that the Company makes, by Current Report on Form 8-K, press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: January 11, 2016	/S/ MATTHEW M. LOAR
By: Matthew M. Loar
Chief Financial Officer